UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  February 19, 2010 (February 19, 2010)

BEST ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53260	02-0789714
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5433 Westheimer Road; Suite 825 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

    (713) 933-2600
(Registrant’s telephone number,
including area code)

__________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

(a) On February 19, 2010, Best Energy Services, Inc. (the “Company”), Bob Beeman Drilling Company, a wholly owned subsidiary of the Company (“BBD”), Best Well Service, Inc., a wholly owned subsidiary of the Company (“BWS”), and PNC Bank, National Association, as agent for the lenders (“PNC”), entered into that certain Waiver and Amendment No. 7 to Revolving Credit, Term Loan and Security Agreement (the “Seventh Amendment”).  The Seventh Amendment amended the Revolving Credit, Term Loan and Security Agreement dated February 14, 2008 between the Company, BBD, BWS and PNC, as subsequently amended by that certain Waiver and Amendment No. 1 dated April 15, 2009, that certain Waiver and Amendment No. 2 dated August 19, 2009, that certain Amendment No. 3 dated October 20, 2009, that certain Amendment No. 4 dated November 9, 2009, that certain Waiver and Amendment No. 5 dated January 13, 2010 and that certain Waiver and Amendment No. 6 dated February 3, 2010 (the “Loan Agreement”) as follows: (i) the definition of “Successful Equity Offering” was revised to clarify that such an equity offering must be completed by February 27, 2010, (ii) the definition of “Special Advance Amount” was revised to add a third special advance amount of $1,000,000 during the period beginning on the completion of a Successful Equity Offering and ending on the first anniversary thereof and (iii) the definition of “Special Advance Amount” was revised to clarify that if the Successful Equity Offering is not completed by February 27, 2010, the Special Advance Amount will be zero at all times thereafter.  In addition, the Seventh Amendment conditionally waived the existing defaults that had occurred and were continuing as of the date of the Seventh Amendment.  The condition for this waiver is the completion of a Successful Equity Offering.  In the Seventh Amendment, PNC expressly reserves all of its rights and remedies under the Loan Agreement, the other documents and agreements entered into in connection with the Loan Agreement and at law, subject to the conditional waiver described above.  In addition, the Seventh Amendment requires that the Company complete a Successful Equity Offering no later than February 27, 2010.  The foregoing description of the Seventh Amendment is qualified in its entirety by reference to the Seventh Amendment, a copy of which is attached to this Current Report as an exhibit and incorporated herein by reference.  In consideration of the Seventh Amendment, the Company will (i) pay to its lenders a cash fee of $10,000, payable $5,000 on the date of the Seventh Amendment and $5,000 on March 19, 2010 (or earlier if an event of default occurs), (ii) pay to its lenders a cash fee of $50,000 if the Company completes a Successful Equity Offering that generates gross cash proceeds to the Company of at least $3,000,000 (as provided in the Waiver and Amendment No. 5 and the Waiver and Amendment No. 6) and (iii) concurrently with the completion of a Successful Equity Offering, issue to PNC a warrant to purchase 1,750,000 shares of the Company’s common stock at an exercise price of $0.10 per share (in replacement of the warrant to purchase 1,500,000 shares of the Company’s common stock at an exercise price of $0.10 per share as provided in the Waiver and Amendment No. 6).

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided under Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(a)	Exhibits

10. 1
Waiver and Amendment No. 7 to Revolving Credit, Term Loan and Security Agreement dated as of February 19, 2010 by and among Best Energy Services, Inc., Bob Beeman Drilling Company, Best Well Service, Inc. and PNC Bank, National Association, as agent for the lenders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 19, 2010

BEST ENERGY SERVICES, INC.

By:	/s/ Mark G. Harrington
Mark G. Harrington
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10. 1
Waiver and Amendment No. 7 to Revolving Credit, Term Loan and Security Agreement dated as of February 19, 2010 by and among Best Energy Services, Inc., Bob Beeman Drilling Company, Best Well Service, Inc. and PNC Bank, National Association, as agent for the lenders.